                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C.  20549


                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  MAY 2, 1995
                            -----------------------



                            BAYOU STEEL CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
          DELAWARE                33-22603        72-1125783
- ------------------------------  -----------   ------------------
(State or other jurisdiction    (Commission    (I.R.S. Employer
     of incorporation)          File Number)  Identification No.)

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              RIVER ROAD, P.O. BOX 5000, LAPLACE, LOUISIANA  70069
              ----------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (504) 652-4900
             ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

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Item 2.   OTHER EVENTS
          ------------

     Bayou Steel Corporation has completed the acquisition of the assets of Tennessee Valley Steel of Harriman, Tennessee, for $30.5 million on April 28, 1995. The acquisition was financed with a combination of existing resources and the company's line of credit. Permanent financing is expected to be completed shortly. The newly acquired Tennessee facility is a wholly owned subsidiary of Bayou Steel Corporation.

     Bayou Steel expects to operate Bayou Steel Corporation (Tennessee) as a complement to its Louisiana-based minimill which produces light structural steel made from recycled scrap metal. This strategic acquisition will allow Bayou Steel to more fully utilize its assets at its Louisiana minimill, where an idled second furnace will be reactivated to provide steel billets for its new Tennessee operation. Bayou Steel of Tennessee will utilize its rolling mill and shipping facilities to convert billets into merchant bar shapes and to warehouse and ship directly to customers. These products will complement Bayou Steel's current product line, giving it one of the widest ranges of bar and light structural steel in the domestic industry.

Item 7.   EXHIBITS
          --------

    (99)  News Release dated May 2, 1995.

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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



BAYOU STEEL CORPORATION
- -----------------------
     (Registrant)



By /s/ Richard J. Gonzalez
   --------------------------------
  Richard J. Gonzalez,
  Vice President, Treasurer, Chief
  Financial Officer, and Secretary



Date:  May 2, 1995

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                               INDEX TO EXHIBITS
                               -----------------



  EXHIBIT
  -------

    99                  News Release dated May 2, 1995